Exhibit 99.1

SECURITY FEDERAL BANK COMPLETES CONVERSION TO
SOUTH CAROLINA COMMERCIAL BANK CHARTER

Aiken, South Carolina (December 29, 2011) - Security Federal Corporation (“Company”) (OTCBB:SFDL), the holding company for Security Federal Bank (“Bank”), today announced that the Bank has completed its conversion to a state chartered commercial bank from a federally chartered stock savings bank. The Bank will continue to use its current corporate title as a commercial bank.  In connection with the conversion, the Company has received approval from the Federal Reserve and converted to a bank holding company from a savings and loan holding company.  The effective date for the conversion and reorganization was December 28, 2011.

“Our conversion to a state-chartered commercial bank reflects the Bank’s operating strategy and increase in the origination of commercial loans,” said J. Chris Verenes, the Chairman and Chief Executive Officer of the Bank.  “The charter conversion will also result in reduced regulatory fees and reduced South Carolina state income taxes.”

Security Federal Bank has 13 full service branch locations in Aiken, Clearwater, Graniteville, Langley, Lexington, North Augusta, Wagener, Columbia and West Columbia, South Carolina and Evans, Georgia. A full range of financial services, including trust and investments, are provided by the Bank and insurance services are provided by the Bank’s wholly owned subsidiary, Security Federal Insurance, Inc.

For additional information contact Roy Lindburg, Chief Financial Officer, at (803) 641-3070

Forward-Looking Statements:

Statements in this news release regarding future events, performance or results are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 ("PSLRA") and are made pursuant to the safe harbors of the PSLRA. These forward-looking statements relate to, among other things, expectations of the business environment in which the Company operates, projections of future performance, perceived opportunities in the market, potential future credit experience, and statements regarding the Company's mission and vision. These forward-looking statements are based upon current management expectations and may, therefore, involve risks and uncertainties. Actual results could be materially different from those expressed or implied by the forward-looking statements. Factors that could cause results to differ include but are not limited to: general economic and banking business conditions, competitive conditions between banks and non-bank financial service providers, interest rate fluctuations, the credit risk of lending activities, including changes in the level and trend of loan delinquencies and write-offs; results of examinations by our banking regulators, regulatory and accounting changes, risks related to construction and development lending, commercial and small business banking, our ability to successfully integrate any assets, liabilities, customers, systems, and management personnel we have acquired or may in the future acquire into our operations and our ability to realize related revenue synergies and cost savings within expected time frames, and other risks. Additional factors that could cause actual results to differ materially are disclosed in Security Federal Corporation's recent filings with the Securities and

Exchange Commission, including but not limited to its Annual Report on Form 10-K for the year ended March 31, 2011, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Forward-looking statements are accurate only as of the date released, and we do not undertake any responsibility to update or revise any forward-looking statements to reflect subsequent events or circumstances.